Exhibit 8.1

September 10, 2024

Treasure Holdco, Inc.
101 Oakley Street

Evansville, Indiana 47710

Re:    Exhibit 8.1 Opinion of Bryan Cave Leighton Paisner LLP as to certain tax matters for the Registration Statement on Form S-4 (No. 333-281733), for Glatfelter Corporation.

Ladies and Gentlemen:

We have acted as counsel to Treasure Holdco, Inc., a Delaware corporation (the “Company”), in connection with filing the Registration Statement on Form 10 (the “Securities Registration Statement”), as well as in connection with certain transactions entered into by the Company, as reflected within the Registration Statement on Form S-4 (No. 333--281733) (the “Registration Statement”, and collectively with the Securities Registration Statement, the “Statements”). The Statements were filed with the Securities and Exchange Commission (the “Commission”) on August 23, 2024. The securities are being registered in connection with a Reverse Morris Trust transaction, pursuant to the RMT Transaction Agreement, dated as of February 6, 2024, by and among Glatfelter Corporation, Treasure Merger Sub I, Inc., Treasure Merger Sub II, LLC, Berry Global Group, Inc., and the Company (“RMT Transaction Agreement”). Specifically, the Reverse Morris Trust Transaction consists of the mergers of (a) Treasure Merger Sub I, Inc., a Delaware corporation and a wholly owned Subsidiary of Glatfelter Corporation, with and into the Company, with the Company being the surviving corporation and a wholly owned Subsidiary of Glatfelter Corporation, and immediately thereafter (b) the Company with and into Treasure Merger Sub II, LLC, a Delaware limited liability company and a wholly owned Subsidiary of Glatfelter Corporation, with Treasure Merger Sub II, LLC being the surviving limited liability company and a wholly owned Subsidiary of Glatfelter Corporation, pursuant to the RMT Transaction Agreement. Unless otherwise indicated, each defined term has the meaning ascribed to it in the Agreement. The Merger will be preceded by the Separation, the Contribution, the Initial Spin, the Spinco Distribution, the Spinco Special Cash Payment, and the reverse stock split.

In rendering our opinion: (i) we have examined and relied upon the Statements and such other agreements, instruments, documents and records of the Company as we have deemed necessary or appropriate for the purposes of our opinion; (ii) we have assumed and relied upon the authenticity of, and the genuineness of all signatures on, all documents, the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies, and the legal capacity of all natural persons executing documents; and (iii) we have relied upon the following additional assumptions (a) the transactions will be consummated in accordance with the provisions of the RMT Transaction Agreement and the other Agreements as described in the Statements and the IRS Ruling (and no covenants or conditions described therein and affecting this opinion will be waived or modified), (b) the statements concerning the transactions and the parties thereto set forth in the RMT Transaction Agreement and the other Agreements, the Statements and the IRS Ruling are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective times of the Contribution, the Distribution, the reverse stock split, and the Merger and each of the Statements and the Ruling Documents is true, complete and correct and will remain true, complete and correct at all times up to and including the effective times of the Separation, the Contribution, the Initial Spin, the Spinco Distribution, the Spinco Special Cash Payment, the reverse stock split, and the Merger, (c) the statements and representations (which statements and representations we have neither investigated nor verified) made by SpinCo, Remainco, RMT Partner, Merger Sub 1, and Merger Sub 2 in their respective Representation Letters are true, complete and correct as of the date hereof and will remain true, complete and correct at all times up to and including the effective time of the Separation, the Contribution, the Initial Spin, the Spinco Distribution, the Spinco Special Cash Payment, the reverse stock split, and the Merger, (d) all statements and representations qualified by knowledge, expectation, belief, materiality or comparable qualification are and will be true, complete and correct as if made without such qualification, (e) all documents submitted to us as originals are authentic, all documents submitted to us as copies conform to the originals, all relevant documents have been or will be duly executed in the form presented to us and all natural persons who have executed such documents are of legal capacity, and (f) all applicable reporting requirements have been or will be satisfied.

To: Date: September 10, 2024 Page: 2

In addition, in rendering our opinion, we have considered the applicable provisions of (a) the Internal Revenue Code of 1986 as in effect on the date hereof (the “Code”), (b) the applicable Treasury Regulations as in effect on the date hereof (the “Regulations”), (c) current administrative interpretations by the Internal Revenue Service (the “Service”) of the Regulations and the Code, (d) existing judicial decisions, (e) such other authorities as we have considered relevant, and (f) our interpretation of the foregoing authorities, all of which preceding authorities are subject to change or modification at any time (possibly with retroactive effect). A change in applicable law may affect our opinion. In addition, our opinion is based solely on the documents that we have examined and the facts and assumptions set forth above. Any variation or difference in such documents or inaccuracies of such assumptions may affect our opinion. Our opinion cannot be relied upon if any of our assumptions are inaccurate in any material respect. We assume no responsibility to inform you of any subsequent changes in the matters stated or represented in the documents described above or assumed herein or in statutory, regulatory and judicial authority and interpretations thereof. We express our opinion only as to those matters specifically addressed in this letter, and no opinion has been expressed or should be inferred as to the tax consequences of the Spinco Distribution, the Merger, or the reverse stock split under any state, local or foreign laws or with respect to other areas of U.S. Federal taxation.

Based upon the foregoing and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement under the heading “Material U.S. Federal Income Tax Consequences,” we are of the opinion that, for U.S. federal income tax purposes, (a) the Distribution, taken together with certain related Transactions, will qualify as a tax-free distribution under Section 355 of the Code, with the U.S. federal income tax consequences to U.S. Holders (as defined in the Registration Statement) of Remainco common stock as described under “Material U.S. Federal Income Tax Consequences—The Distribution” in the Registration Statement, (b) the Merger will qualify as a “reorganization” under Section 368(a) of the Code, with the U.S. federal income tax consequences to U.S. Holders (as defined in the Registration Statement) of Spinco common stock as described under “Material U.S. Federal Income Tax Consequences—The Merger” in the Registration Statement, and (c) the reverse stock split will qualify as a “recapitalization” under Section 368(a)(1)(E) of the Code, with the U.S. federal income tax consequences to U.S. Holders (as defined in the Registration Statement) of Glatfelter common stock as described under “Material U.S. Federal Income Tax Consequences—The Reverse Stock Split” in the Registration Statement. We express no opinion on any issue or matter relating to the tax consequences of the transactions related to the Statements, other than the opinion set forth above. We do not express any opinion herein concerning any law other than the laws of the United States to the extent specifically referred to herein. Our opinion is expressed as of the date hereof, and we are under no obligation to advise you of, supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (a) in applicable law or (b) that would cause any statement, representation or assumption herein to no longer be true or correct. This opinion represents judgments concerning complex and uncertain issues and is not binding upon the Internal Revenue Service or any other taxing authority. No assurance can be given that our opinion will not be challenged by the Internal Revenue Service or any other taxing authority, or that any such challenge will not be successful.

To: Date: September 10, 2024 Page: 3

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Statements dated on or about the date hereof with the Commission as an exhibit to the Statements. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Bryan Cave Leighton Paisner LLP

Bryan Cave Leighton Paisner LLP